Sub-Item 77E: LEGAL PROCEEDINGS

Since October 2003,
 Federated and related
 entities (collectively,
 "Federated"), and various
Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
in the United States District
 Court for the District of
 Maryland. The lawsuits were
purportedly filed on behalf
of people who purchased,
owned and/or redeemed shares
of Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally similar
 in alleging that Federated
engaged in illegal and improper
trading practices including
market timing and late trading
 in concert with certain
institutional traders, which
allegedly caused financial
 injury to the mutual fund
shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement that
 it had received requests for
information on shareholder
trading activities in the Funds
 from the SEC, the Office of
 the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005, Federated
announced that it had reached
final settlements with the SEC
 and the NYAG with respect to
those matters.
Specifically, the SEC and NYAG
 settled proceedings against
 three Federated subsidiaries
 involving undisclosed market
 timing arrangements and late
trading. The SEC made findings:
 that Federated Investment
Management Company ("FIMC"),
an SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
 an SEC-registered broker-dealer
 and distributor for the Funds,
violated provisions of the
Investment Advisers Act
and Investment Company Act by
 approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
 interest between
FIMC and the funds involved in
the arrangements, either to other
 fund shareholders or to the
funds' board; and that Federated
Shareholder
Services Company, formerly
an SEC-registered transfer
agent, failed to prevent a
customer and a Federated
employee from late trading
in violation
of provisions of the Investment
 Company Act. The NYAG found
 that such conduct violated
 provisions of New York State
law. Federated entered
into the settlements without
 admitting or denying the regulators'
 findings. As Federated previously
reported in 2004, it has already paid
approximately $8.0 million to
certain funds as determined by
an independent consultant. As
part of these settlements,
Federated agreed to pay
disgorgement and a civil money
 penalty in the aggregate amount
 of an additional $72 million
and, among other things, agreed
that it would not
serve as investment adviser to
any registered investment
company unless (i) at least
75% of the fund's directors
are independent of Federated,
(ii) the chairman of each such
 fund is independent of Federated,
 (iii) no action may be taken by
 the fund's board or any
committee thereof
unless approved by a majority
of the independent trustees of
 the fund or committee,
respectively, and (iv) the
fund appoints a "senior officer" who
reports to the independent
trustees and is responsible
 for monitoring compliance by
the fund with applicable laws
 and fiduciary duties and for
managing the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's
announcement
which, along with previous press
 releases and related communications
 on those matters, is available in
 the "About Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also been
 named as defendants in several
 additional lawsuits that are now
 pending in the United States
District Court for
the Western District of Pennsylvania,
 alleging, among other things,
excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP
 to represent the Funds in each
of the lawsuits described in the
preceding two paragraphs. Federated
 and the Funds, and their respective
 counsel, have been defending this
 litigation, and none of the Funds
remains a defendant in any of the
 lawsuits (though some could
potentially receive any recoveries
 as nominal defendants). Additional
lawsuits based
upon similar allegations may be
 filed in the future. The potential
 impact of these lawsuits, all of
which seek unquantified damages,
attorneys' fees,
and expenses, and future potential
similar suits is uncertain. Although
 we do not believe that these
lawsuits will have a material
adverse effect on
the Funds, there can be no assurance
that these suits, ongoing adverse
 publicity and/or other developments
resulting from the regulatory
investigations will not result in
increased Fund redemptions,
reduced sales of Fund shares, or
 other adverse consequences for the Funds.



Current as of:  8/18/94